As filed with the Securities and Exchange Commission on May 23, 2002

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hemet Bancorp

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE	Contact:	James B. Jaqua Hemet Bancorp (909) 784-5771 Ext. 101

Hemet Bancorp Announces Definitive Merger Agreement
with Hemet Financial Group, Inc.

RIVERSIDE, California (May 23, 2002) — Hemet Bancorp (OTCBB: HMET.OB) announced today that it has entered into a definitive merger agreement with Hemet Financial Group, Inc. pursuant to which Hemet Financial Group will be merged with and into Hemet Bancorp. Shareholders of Hemet Bancorp as of the effective time of the merger will receive the right to receive a cash payment in the amount of $54.00 per share of Hemet Bancorp common stock.

As part of a private financing by Hemet Financial Group, some shareholders of Hemet Bancorp, including all of its executive officers and directors, will execute promissory notes in favor of Hemet Financial Group in exchange for newly issued shares of Hemet Financial Group prior to the completion of the merger. In the merger, stockholders of Hemet Financial Group will receive shares of Hemet Bancorp. Accordingly, these shareholders will remain shareholders of Hemet Bancorp following the merger. The cash consideration payable to these shareholders in the merger will automatically be applied to retire their promissory notes in favor of Hemet Financial Group.

It is currently expected that the proposed merger will occur during the third quarter of 2002, if approved by the shareholders of Hemet Bancorp and by the stockholders of Hemet Financial Group. The consummation of the merger is, among other things, contingent upon the receipt of required approvals from bank and securities regulatory agencies and the successful completion of the above-referenced private financing by Hemet Financial Group. If successful, after the consummation of the merger, Hemet Bancorp will no longer be a public reporting company and will make an election to be taxed under Subchapter S of the Internal Revenue Code for the calendar year 2003.

Hemet Financial Group is a newly formed Nevada corporation that was formed solely for the purpose of effecting the merger transaction set forth in the merger agreement. Currently, Hemet Financial Group has only one stockholder, but prior to the completion of the merger transaction, Hemet Financial Group will have approximately 75 stockholders, among whom are expected to be all of Hemet Bancorp’s executive officers and directors.

Hemet Bancorp previously announced its intention to conduct an annual meeting of shareholders to elect directors in the second quarter of 2002. As a result of the proposed merger, Hemet Bancorp will postpone its annual meeting indefinitely, pending the outcome of the vote on the proposed merger at an upcoming special meeting.

About Hemet Bancorp

Hemet Bancorp is a bank holding company that was incorporated in January 2001 in the State of California for the purpose of acquiring and holding all of the outstanding shares of capital stock of its wholly owned subsidiary, The Bank of Hemet. Hemet Bancorp acquired all of the outstanding shares of capital stock of The Bank of Hemet on November 21, 2001. The Bank of Hemet is a California-chartered bank that operates five branches in communities located in the Inland Empire areas of Southern California.

Where to Find Other Information

Hemet Bancorp, Hemet Financial Group and their affiliates will file with the SEC a Schedule 13E-3, and Hemet Bancorp will file a proxy statement on Schedule 14A. The Schedule 14A proxy statement, as well as other relevant documents concerning the proposed transaction, will be used by Hemet Bancorp in connection with its solicitation of shareholder approval for the merger transaction proposed by Hemet Bancorp.

Hemet Bancorp shareholders are urged to read the proxy statement and Schedule 13E-3 regarding the proposed transaction when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

When a proxy statement and Schedule 13E-3 become available, shareholders of Hemet Bancorp will be able to obtain a free copy of the proxy statement and Schedule 13E-3, as well as other filings containing information about Hemet Bancorp, at the SEC’s Internet site (http://www.sec.gov). Shares of the capital stock of Hemet Financial Group are currently not registered under the Securities Exchange Act of 1934 and therefore Hemet Financial Group does not file reports with the SEC. Copies of the proxy statement and Schedule 13E-3 (if and when available) can also be obtained, without charge, by directing a request to: Hemet Bancorp, Cathy Frei, 3715 Sunnyside Drive, Riverside, California 92506 (909-784-5771, ext. 113).

Approval of Hemet Bancorp’s shareholders is required for the transactions contemplated by the merger agreement. Hemet Bancorp and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Hemet Bancorp’s shareholders with respect to the approval of the transactions contemplated by a merger agreement. Information regarding the executive officers and directors of Hemet Bancorp, including their identity and a description of their direct and indirect interests in Hemet Bancorp, is set forth in Hemet Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 that was filed with the SEC on March 29, 2002, which is available at the SEC’s Internet site (http://www.sec.gov).

Information about Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as on assumptions made by, and information currently available to, management. Neither Hemet Bancorp nor Hemet Financial Group assumes any obligation to update any of these statements.

While Hemet Bancorp and Hemet Financial Group have entered into a definitive merger agreement, there can be no assurance that the parties will complete the merger transaction. In the event that that the companies do not receive the necessary shareholder or regulatory approvals or fail to satisfy the other conditions to closing, the transaction will terminate. Among the conditions to closing is the successful completion by Hemet Financial Group of the private financing on the terms set forth in the merger agreement. For a detailed discussion of other risk factors that could affect Hemet Bancorp’s business, please refer to the public filings made by Hemet Bancorp with the SEC, including “Forward Looking Statements” in Hemet Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 that was filed with the SEC on March 29, 2002.